Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
The following is a list of subsidiaries of the Company as of January 30, 2016 omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

NAME	WHERE INCORPORATED

Sterling Inc.	Delaware, USA

Sterling Jewelers Inc.	Delaware, USA

Sterling Jewelers Receivables Corp.	Delaware, USA

Signet US Holdings Inc.	Delaware, USA

Signet Group Treasury Services Inc.	Delaware, USA

Zale Corporation	Delaware, USA

Zale Delaware, Inc.	Delaware, USA

Zale Canada Co.	Canada

Checkbury Limited	England

Ernest Jones Limited	England

H. Samuel Limited	England

Leslie Davis Limited	England

Signet Group Limited	England

Signet UK Finance plc	England

Signet Holdings Limited	England

Signet Trading Limited	England

Signet Bermuda Finance Limited	Bermuda

Signet Global Insurance Services Limited	Bermuda

Signet Malta Finance Limited	Malta

Signet Luxembourg Holdings Sarl	Luxembourg

Signet Luxembourg Finance Sarl	Luxembourg

Signet Luxembourg Sarl	Luxembourg